Exhibit 16.1

[DE LEON & COMPANY, P.A.]

January 28, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE:	Commission File #001-04978
Solitron Devices, Inc.

We have read the form 8-K/A Amendment 1 of Solitron Devices, Inc. dated January 28, 2009. We agree with such filing under item 4.01(a) as it regards our firm.  We have no basis to agree or disagree with item (b).

Sincerely,

/s/ DeLeon & Company, P.A.
De Leon & Company, P.A.
Certified Public Accountants